Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Mondee Holdings, Inc. (formerly ITHAX Acquisition Corp.), of our audit report dated April 10, 2023, relating to the consolidated financial statements of Mondee Holdings, Inc., and subsidiaries as of and for the years ended December 31, 2022 and 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ KNAV P.A.

KNAV P.A.

Atlanta, Georgia

April 30, 2023